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                                                                    EXHIBIT 10.9

               SS&C TECHNOLOGIES, INC. MANAGEMENT RIGHTS AGREEMENT

     THIS MANAGEMENT RIGHTS AGREEMENT (this "AGREEMENT") is effective as of November 23, 2005, by and among Carlyle Partners IV, L.P., a Delaware limited partnership ("CP IV"), CP IV Coinvestment, L.P., a Delaware limited partnership ("COINVESTMENT"), Sunshine Acquisition Corporation, a Delaware corporation ("ACQUISITION CORP.") and SS&C Technologies, Inc. a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, the Company is wholly owned by Acquisition Corp.;

     WHEREAS, CP IV and Coinvestment together own a majority of the equity interests of Acquisition Corp.;

     WHEREAS, Acquisition Corp. and the Company wish to provide CP IV with certain rights with regard to the equity interests of Acquisition Corp. held by CP IV and to set forth their understanding with regard to the operations, control and management of the Acquisition Corp. and the Company; and

     WHEREAS, CP IV has requested to be granted, and Acquisition Corp. and the Company have agreed to grant to CP IV, the right to review the Books and Records (as defined below) of Acquisition Corp. and the Company and the Books and Records of their subsidiaries and to consult with management of the Acquisition and the Company and their respective subsidiaries regarding operations.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               a. "BENEFICIAL OWNERSHIP" means the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to (i) vote, or to direct the voting of, a security; and (ii) dispose, or to direct the disposition of, such security. "Beneficially Owns" shall mean having Beneficial Ownership.

               b. "ACQUISITION BOARD" means the board of directors of Acquisition Corp.

               c. "COMPANY BOARD" means the board of directors of the Company.

               d. "VOTING SECURITIES" shall mean with respect to any entity, all debt or equity securities of such entity entitled to vote for the board of directors, board of managers or other similar body elected or appointed to manage the business of such entity.

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          2. Designation and Election of Directors.

               a. During the term of this Agreement, CP IV shall be entitled to nominate one director to serve as a member of the Acquisition Board (the "ACQUISITION NOMINEE"). Additionally, during the term of this Agreement, CP IV shall have the right to appoint one non-voting board observer to the Company Board, who will be entitled to attend all meetings of the Company Board and receive all copies of all materials provided to the Company Board (including, without limitation, minutes of previous board meetings of such Company Board), provided that such observer shall have no voting rights with respect to any actions taken or elected not to be taken by the Company Board (the "COMPANY BOARD OBSERVER"). The Company reserves the right to withhold any information and to exclude the Company Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest. For the avoidance of doubt, no Company Board Observer shall have voting rights or fiduciary obligations to the Company or the stockholders but each shall be bound by the same confidentiality obligations as the members of the Company Board.

               b. CP IV hereby designates Claudius E. Watts IV as the Acquisition Nominee and as the Company Board Observer.

               c. If the Acquisition Nominee or the Company Board Observer shall be unable or unwilling to serve prior to his or her election or appointment to the applicable Acquisition Board or Company Board, CP IV shall be entitled to nominate a replacement who shall then be the respective Acquisition Nominee or Company Board Observer for the purposes of this Agreement. If, following election or appointment to the Acquisition Board or the Company Board, the Acquisition Nominee or the Company Board Observer shall resign or be removed for cause or be unable to serve by reason of death or disability, CP IV shall, within 30 days of such event, notify the respective Acquisition Board or the Company Board in writing of a replacement, and all parties hereto shall take such steps as may be necessary to elect or appoint such replacement to the Acquisition Board or the Company Board to fill the unexpired term of the respective Acquisition Nominee or Company Board Observer.

               d. Each party hereto agrees not to take any action without the written consent of CP IV, which consent may be given or withheld in CP IV's sole discretion, to remove, whether or not for cause, the Acquisition Nominee from the Acquisition Board following his or her election thereto, including, without limitation, by decreasing the size of the Acquisition Board such that there are an insufficient number of directors on the Acquisition Board to permit CP IV to exercise its rights to nominate the Acquisition Nominee to the Acquisition Board pursuant to this Section 2.

          3. Information.

               a. Acquisition Corp. and the Company shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of Acquisition Corp. and the Company or their subsidiaries (as the case may be) in accordance with GAAP, to the extent GAAP is applicable. Acquisition Corp.

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and the Company shall provide CP IV with reasonable access to the books and records of Acquisition Corp. and the Company and their subsidiaries, including without limitation, financial data (including projections) and operating data covering each of such entities, their businesses, operation and financial performance (the "BOOKS AND RECORDS"). Acquisition Corp. and the Company shall, and shall cause their subsidiaries to, provide CP IV with reasonable access to all Books and Records during regular business hours and allow CP IV to make copies and abstracts thereof.

               b. CP IV shall have the right to consult from time to time with management of Acquisition Corp. and the Company and their subsidiaries at their respective place of business regarding operating and financial matters.

          4. Miscellaneous.

               a. Each party hereto agrees to execute and deliver such documents and take such further actions as may be necessary or desirable to effect the purposes and objectives of this Agreement.

               b. This Agreement may not be amended or modified except by a written instrument signed by each of the parties hereto. The waiver by any party of such party's rights under this Agreement in any particular instance or instances, whether intentional or otherwise, shall not be considered as a continuing waiver which would prevent subsequent enforcement of such rights or of any other rights.

               c. This Agreement with respect to the Company shall automatically terminate when Acquisition Corp. and all of its affiliates collectively no longer Beneficially Own any Voting Securities of the Company and this Agreement with respect to Acquisition Corp. shall automatically terminate when CP IV and all of its affiliates collectively no longer Beneficially Own any Voting Securities of Acquisition Corp.

               d. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, to the following parties at the following addresses or to such other parties and at such other addresses as shall be specified by like notices:

                    if to CP IV at:

                    Carlyle Partners IV, L.P.
                    c/o The Carlyle Group
                    101 South Tryon Street
                    Charlotte, NC 28280
                    Attention: Claudius E. Watts IV

                    with a copy to:

                    Latham & Watkins LLP
                    555 Eleventh Street, N.W.
                    Suite 1000
                    Washington, D.C. 20004
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                    Attn: Dan Lennon, Esq.

                    if to Acquisition Corp. or the Company at their respective registered office.

                    with a copy to:

                    Latham & Watkins LLP
                    555 Eleventh Street, N.W.
                    Suite 1000
                    Washington, D.C. 20004
                    Attn: Dan Lennon, Esq.

Notice so given shall be deemed to be given and received on the second business day after sending by recognized overnight delivery service, return receipt requested.

               e. The parties acknowledge and agree that the breach of the provisions of this Agreement by any party could not be adequately compensated with monetary damages, and the parties hereto agree, accordingly, that injunctive relief and specific performance shall be appropriate remedies to enforce the provisions of this Agreement and waive any claim or defense that there is an adequate remedy at law for such breach; provided, however, that nothing herein shall limit the remedies herein, legal or equitable, otherwise available and all remedies herein are in addition to any remedies available at law or otherwise.

               f. The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying CP IV's investment through Acquisition Corp. in the Company as a "venture capital investment" for purposes of the Department of Labor "plan assets" regulation, 29 C.F.R. Section 2510.3-101. In the event the aforementioned rights are not satisfactory for such purposes, the parties will reasonably cooperate in good faith to agree upon mutually satisfactory management rights that will satisfy such regulations.

               g. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

               h. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, administrators, executors, successors and assigns. CP IV may assign its rights and interest in this Agreement to any of its affiliates without need for the consent of any other party hereto, and each of such other parties agrees that it will acknowledge such an assignment upon the request by CP IV.

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               i. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

               j. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, excluding any laws thereof which would direct application of law of another jurisdiction.

               k. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if each party had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

               l. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

                            [signature pages follow]

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               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                        CARLYLE PARTNERS IV, L.P.

                                        By: TC Group IV, L.P.,
                                        its general partner

                                        By: TC Group IV, L.L.C.,
                                        its general partner

                                        By: TC Group, L.L.C.,
                                        its sole member

                                        By: TCG Holdings, L.L.C.,
                                        its managing member


                                        By: /s/ Claudius E. Watts IV
                                            ------------------------------------
                                        Name: Claudius E. Watts IV
                                        Title: Managing Director


                                        CP IV COINVESTMENT, L.P.

                                        By: TC Group IV, L.P.,
                                        its general partner

                                        By: TC Group IV, L.L.C.,
                                        its general partner

                                        By: TC Group, L.L.C.,
                                        its sole member

                                        By: TCG Holdings, L.L.C.,
                                        its managing member


                                        By: /s/ Claudius E. Watts IV
                                            ------------------------------------
                                        Name: Claudius E. Watts IV
                                        Title: Managing Director

                           Management Rights Agreement

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                                        SUNSHINE ACQUISITION CORPORATION


                                        By: /s/ William C. Stone
                                            ------------------------------------
                                        Name: William C. Stone
                                        Title: President


                                        SS&C TECHNOLOGIES, INC.


                                        By: /s/ William C. Stone
                                            ------------------------------------
                                        Name: William C. Stone
                                        Title: President

                           Management Rights Agreement